EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-182197) of American Express Credit Corporation of our report dated March 11, 2014 relating to the consolidated financial statements of American Express Credit Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 11, 2014

E-8